FOR IMMEDIATE ISSUE

STAGWELL INC. (NASDAQ: STGW) REPORTS RESULTS FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2023

Stagwell Sees Strong Growth in Stagwell Marketing Cloud Group and Performance Media Capabilities; International Revenue Growth of 24% in Q3
Posted $81 million of net new business in Q3; LTM net new business exceeds $250 million
Completed sale of non-core ConcentricLife for $245 million
Revenue of $618 million; Net revenue of $535 million
Net Income of $3 million; Adjusted EBITDA of $102 million
Expects 2023 Adjusted EBITDA of $390 to $410 million

New York, NY, November 2, 2023 (NASDAQ: STGW) – Stagwell Inc. (“Stagwell”) today announced financial results for the three and nine months ended September 30, 2023.

THIRD QUARTER AND NINE MONTHS HIGHLIGHTS:

•Q3 revenue of $618 million, a decrease of 7% versus the prior year period; YTD revenue of $1,872 million, a decrease of 5% versus the prior year period
•Q3 net revenue of $535 million, a decrease of 4% versus the prior period; YTD net revenue of $1,596 million, a decrease of 3% versus the prior year period
•Q3 organic net revenue declined 7% versus the prior year period and 5% ex-Advocacy; YTD organic net revenue declined 6% versus the prior year period and 4% ex-Advocacy.
•Q3 net revenue from international increased 25%, led by increases of 30% in EMEA, 18% in LATAM and 12% in APAC
•Q3 revenue from the Stagwell Marketing Cloud Group capability increased 7%, and net revenue increased 20%
•Q3 net income of $3 million versus net income of $35 million in the prior year period; YTD net loss of $12 million versus net income of $93 million in the prior year period
•Q3 net income attributable to Stagwell Inc. common shareholders of $653 thousand versus net income of $11 million in the prior year period; YTD net loss attributable to Stagwell Inc. common shareholders of $4 million versus net income of $34 million in the prior year period
•Q3 Adjusted EBITDA of $102 million, a decrease of 12% versus the prior year period; YTD Adjusted EBITDA of $265 million, a decrease of 19% versus the prior year period
•Q3 Adjusted EBITDA Margin of 19% on net revenue, an increase of 210 basis points sequentially; YTD Adjusted EBITDA Margin of 17% on net revenue
•Q3 earnings per share attributable to Stagwell Inc. common shareholders of $0.003
•Q3 Adjusted earnings per share attributable to Stagwell Inc. common shareholders of $0.18; YTD Adjusted earnings per share of $0.45

•Q3 net new business of $81 million; YTD net new business of $209 million

“Stagwell achieved over $100 million of EBITDA in Q3 and is on course to return to growth over the next two quarters as new business continues to flow in and the tech industry pauses and auto and entertainment strikes which have impacted this sector are ebbing,” said Mark Penn, Chairman and CEO, Stagwell. “We are already growing in key areas like media and international and made adjustments to again achieve a 19% margin on net revenue.”

“We have trimmed our costs, implemented new systems, reordered our portfolio, and are ready for a strong 2024 as the political cycle kicks in again and as we introduce our cutting-edge AI products within the Stagwell Marketing Cloud. Our disposition of a single non-core asset for $245 million, which has now closed, both improves our balance sheet and readies the company for further growth and expansion through prudent investment.”

Frank Lanuto, Chief Financial Officer, commented: “In the face of continued sector-wide headwinds, we took decisive measures to reduce costs to align with our revenue which resulted in a third quarter adjusted EBITDA margin of 19 percent, in line with our targeted operating range. Continued progress with our initiatives to standardize and centralize our cost structure to the shared services platform will be accretive to margins over the next several quarters. The sale of ConcentricLife will serve to reduce net debt and will support our goal of strengthening the balance sheet and reducing financial leverage.

Financial Outlook
2023 financial guidance is as follows:
•Organic Net Revenue decline of about 4%
•Organic Net Revenue excluding Advocacy decline of about 2.5%
•Adjusted EBITDA of $390 million – $410 million
•Free Cash Flow Conversion of 40% - 50%
•Adjusted EPS of $0.73 - $0.78
•Guidance assumes no impact from foreign exchange, acquisitions or dispositions.

* The Company has excluded a quantitative reconciliation with respect to the Company’s 2023 guidance under the “unreasonable efforts” exception in Item 10(e)(1)(i)(B) of Regulation S-K. See "Non-GAAP Financial Measures" below for additional information.

On October 2, 2023, the Company acquired 100% of the membership interest of Left Field Labs, LLC, a digital experience design and strategy company, for approximately $9.4 million in cash, and 825 thousand shares of Class A Common Stock, par value $.001 per share (the “Class A Common Stock”), subject to post-closing adjustments. In connection with the agreement, the previous owners are entitled to contingent consideration up to a maximum value of $51.0 million, subject to continued employment and meeting certain future earnings targets, of which a portion may be settled in shares of Class A Common Stock at the Company’s discretion.

On October 31, 2023, the Company completed the sale of its integrated healthcare marketing agency and pharmaceutical commercialization platform, ConcentricLife, for $245 million in cash.

On November 1, 2023, the Company acquired Movers and Shakers LLC, a business that provides social media marketing solutions, for approximately $15 million, to be paid in cash or up to 30% in shares of Class A Common stock, subject to post-closing adjustments. In connection with the agreement, the previous owners are entitled to contingent consideration up to a maximum value of $35 million, subject to meeting certain future earnings targets, of which a portion may be settled in shares of Class A Common Stock at the Company’s discretion.

Video Webcast
Management will host a video webcast on Thursday, November 2, 2023, at 8:30 a.m. (ET) to discuss results for Stagwell Inc. for the three and nine months ended September 30, 2023. The video webcast will be accessible at https://stgw.io/Q3Earnings. An investor presentation has been posted on our website at www.stagwellglobal.com and may be referred to during the webcast.

A recording of the webcast will be accessible one hour after the webcast and available for ninety days at www.stagwellglobal.com.

Stagwell Inc.
Stagwell is the challenger network built to transform marketing. We deliver scaled creative performance for the world's most ambitious brands, connecting culture-moving creativity with leading-edge technology to harmonize the art and science of marketing. Led by entrepreneurs, our 13,000+ specialists in 34+ countries are unified under a single purpose: to drive effectiveness and improve business results for their clients. Join us at www.stagwellglobal.com.

Contacts
For Investors:
Ben Allanson
Ir@stagwellglobal.com

For Press:
Beth Sidhu
Pr@stagwellglobal.com

Non-GAAP Financial Measures
In addition to its reported results, Stagwell Inc. has included in this earnings release certain financial results that the Securities and Exchange Commission (SEC) defines as "non-GAAP Financial Measures." Management believes that such non-GAAP financial measures, when read in conjunction with the Company's reported results, can provide useful supplemental information for investors analyzing period to period comparisons of the Company's results. Such non-GAAP financial measures include the following:
(1) Organic Revenue: “Organic revenue growth” and “Organic revenue decline” refer to the positive or negative revenue results, respectively, of subtracting the impact of foreign exchange and acquisition (disposition) from total revenue growth. The impact of foreign currency represents the period-over-period change in revenue driven by the fluctuation of foreign exchange rates between such periods and is calculated as the difference between prior period revenue reported and prior period revenue converted utilizing the current period foreign exchange rates. The impact of acquisitions is calculated as follows (a) for entities purchased in the current year, prior year revenue of the acquired entity beginning on the acquisition date, as if we acquired the entity in the prior year, through the end of the reported period and (b) for entities purchased in the prior year, prior year revenue of the acquired entity as if we acquired the entity at the beginning of the reported period through the date of acquisition (prior year revenue for the period we did not own the acquired entity). The impact of divestitures is calculated as the prior year revenue of the disposed entity from the date of disposition, as if the entity was disposed of in the prior year, to the end of the reporting period. “Net Organic revenue growth” and “Net Organic revenue decline” also excludes the impact of Billable costs in analyzing Organic revenue growth (decline) as these costs and their fluctuations are not indicative of the operating performance of our underlying business.

(2) Net New Business: Estimate of annualized revenue for new wins less annualized revenue for losses incurred in the period.
(3) Adjusted EBITDA: defined as Net income excluding non-operating income or expense to achieve operating income, plus depreciation and amortization, stock-based compensation, deferred acquisition consideration adjustments, and other items. Other items include restructuring costs, acquisition-related expenses, and non-recurring items.
(4) Adjusted Diluted EPS is defined as (i) Net income (loss) attributable to Stagwell Inc. common shareholders, plus net income attributable to Class C shareholders, excluding amortization expense, impairment and other losses, stock-based compensation, deferred acquisition consideration adjustments, discrete tax items, and other items, divided by (ii) (a) the per weighted average number of common shares outstanding plus (b) the weighted average number of Class C shares outstanding, (if dilutive). Other items includes restructuring costs, acquisition-related expenses, and non-recurring items, and subject to the anti-dilution rules.
(5) Free Cash Flow: defined as Adjusted EBITDA less capital expenditures, change in net working capital, cash taxes, interest, and distributions to minority interests, but excludes contingent M&A payments.
(6) Financial Guidance: The Company provides guidance on a non-GAAP basis as it cannot predict certain elements which are included in reported GAAP results.
Included in this earnings release are tables reconciling reported Stagwell Inc. results to arrive at certain of these non-GAAP financial measures.

This document contains forward-looking statements. within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company’s representatives may also make forward-looking statements orally or in writing from time to time. Statements in this document that are not historical facts, including, statements about the Company’s beliefs and expectations, future financial performance and future prospects, business and economic trends, potential acquisitions, and estimates of amounts for redeemable noncontrolling interests and deferred acquisition consideration, constitute forward-looking statements. Forward-looking statements, which are generally denoted by words such as “anticipate,” “assume,” “believe,” “continue,” “could,” “create,” “estimate,” “expect,” “focus,” “forecast,” “foresee,” “future,” “guidance,” “intend,” “look,” “may,” “opportunity,” “outlook,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” or the negative of such terms or other variations thereof and terms of similar substance used in connection with any discussion of current plans, estimates and projections are subject to change based on a number of factors, including those outlined in this section.

Forward-looking statements in this document are based on certain key expectations and assumptions made by the Company. Although the management of the Company believes that the expectations and assumptions on which such forward-looking statements are based are reasonable, undue reliance should not be placed on the forward-looking statements because the Company can give no assurance that they will prove to be correct. The material assumptions upon which such forward-looking statements are based include, among others, assumptions with respect to general business, economic and market conditions, the competitive environment, anticipated and unanticipated tax consequences and anticipated and unanticipated costs. These forward-looking statements are based on current plans, estimates and projections, and are subject to change based on a number of factors, including those outlined in this section. These forward-looking statements are subject to various risks and uncertainties, many of which are outside the Company’s control. Therefore, you should not place undue reliance on such statements. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update publicly any of them in light of new information or future events, if any.

Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statements. Such risk factors include, but are not limited to, the following:
•risks associated with international, national and regional unfavorable economic conditions that could affect the Company or its clients;
•the continued impact of the coronavirus pandemic (“COVID-19”), and evolving strains of COVID-19 on the economy and demand for the Company’s services, which may precipitate or exacerbate other risks and uncertainties;
•inflation and actions taken by central banks to counter inflation;
•the Company’s ability to attract new clients and retain existing clients;
•the impact of a reduction in client spending and changes in client advertising, marketing and corporate communications requirements;
•financial failure of the Company’s clients;
•the Company’s ability to retain and attract key employees;
•the Company’s ability to compete in the markets in which it operates;
•the Company’s ability to achieve its cost saving initiatives;
•the Company’s implementation of strategic initiatives;
•the Company’s ability to remain in compliance with its debt agreements and the Company’s ability to finance its contingent payment obligations when due and payable, including but not limited to those relating to redeemable noncontrolling interests and deferred acquisition consideration;
•the Company’s ability to manage its growth effectively, including the successful completion and integration of acquisitions that complement and expand the Company’s business capabilities;
•the Company’s ability to develop products incorporating new technologies, including augmented reality, artificial intelligence, and virtual reality, and realize benefits from such products;
•an inability to realize expected benefits of the combination of the Company’s business with the business of MDC Partners Inc. (the “Transactions”) and other completed, pending, or contemplated acquisitions;
•adverse tax consequences in connection with the Transactions for the Company, its operations and its shareholders, that may differ from the expectations of the Company, including that future changes in tax law, potential increases to corporate tax rates in the United States and disagreements with the tax authorities on the Company’s determination of value and computations of its attributes may result in increased tax costs;
•the occurrence of material Canadian federal income tax (including material “emigration tax”) as a result of the Transactions;
•the Company’s unremediated material weaknesses in internal control over financial reporting and its ability to establish and maintain an effective system of internal control over financial reporting;
•the Company’s ability to protect client data from security incidents or cyberattacks;
•economic disruptions resulting from war and other geopolitical tensions (such as the ongoing military conflict between Russia and Ukraine), terrorist activities and natural disasters;
•stock price volatility; and
•foreign currency fluctuations.
Investors should carefully consider these risk factors, other risk factors described herein, and the additional risk factors outlined in more detail in our 2022 Form 10-K, filed with the Securities and Exchange Commission (the “SEC”) on March 6, 2023, and accessible on the SEC’s website at www.sec.gov, under the caption “Risk Factors,” and in the Company’s other SEC filings.

SCHEDULE 1
STAGWELL INC.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(amounts in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenue	$617,573	$663,791	$1,872,282	$1,979,607
Operating Expenses
Cost of services	384,980	417,134	1,201,309	1,253,765
Office and general expenses	160,021	119,186	481,379	429,121
Depreciation and amortization	38,830	32,207	107,795	95,642
Impairment and other losses	—	25,211	10,562	28,034
	583,831	593,738	1,801,045	1,806,562
Operating Income	33,742	70,053	71,237	173,045
Other income (expenses):
Interest expense, net	(25,886)	(19,672)	(67,755)	(56,552)
Foreign exchange, net	(140)	(3,927)	(2,288)	(4,163)
Other, net	(271)	147	(467)	182
	(26,297)	(23,452)	(70,510)	(60,533)
Income before income taxes and equity in earnings of non-consolidated affiliates	7,445	46,601	727	112,512
Income tax expense	4,324	11,540	12,425	20,150
Income (loss) before equity in earnings of non-consolidated affiliates	3,121	35,061	(11,698)	92,362
Equity in income (loss) of non-consolidated affiliates	(4)	213	(447)	1,053
Net income (loss)	3,117	35,274	(12,145)	93,415
Net (income) loss attributable to noncontrolling and redeemable noncontrolling interests	(2,464)	(24,665)	8,548	(59,668)
Net income (loss) attributable to Stagwell Inc. common shareholders	$653	$10,609	$(3,597)	$33,747
Earnings (Loss) Per Common Share:
Basic	$0.01	$0.08	$(0.03)	$0.27
Diluted	$0.01	$0.08	$(0.03)	$0.26
Weighted Average Number of Common Shares Outstanding:
Basic	110,787	125,384	118,772	124,710
Diluted	265,006	130,498	118,772	131,550

SCHEDULE 2
STAGWELL INC.
UNAUDITED COMPONENTS OF NET REVENUE CHANGE
(amounts in thousands)

		Net Revenue - Components of Change					Change
	Three Months Ended September 30, 2022	Foreign Currency	Net Acquisitions (Divestitures)	Organic	Total Change	Three Months Ended September 30, 2023	Organic	Total

Integrated Agencies Network	$311,926	$664	$2,117	$(17,639)	$(14,858)	$297,068	(5.7)%	(4.8)%
Brand Performance Network	160,473	2,666	1,573	(2,284)	1,955	162,428	(1.4)%	1.2%
Communications Network	79,919	70	—	(17,573)	(17,503)	62,416	(22.0)%	(21.9)%
All Other	3,436	(32)	9,738	(190)	9,516	12,952	(5.5)%	276.9%
	$555,754	$3,368	$13,428	$(37,686)	$(20,890)	$534,864	(6.8)%	(3.8)%

		Net Revenue - Components of Change					Change
	Nine Months Ended September 30, 2022	Foreign Currency	Net Acquisitions (Divestitures)	Organic	Total Change	Nine Months Ended September 30, 2023	Organic	Total

Integrated Agencies Network	$929,033	$(3,173)	$6,271	$(39,004)	$(35,906)	$893,127	(4.2)%	(3.9)%
Brand Performance Network	487,829	(2,466)	11,296	(5,636)	3,194	491,023	(1.2)%	0.7%
Communications Network	212,620	(282)	1,918	$(37,224)	(35,588)	177,032	(17.5)%	(16.7)%
All Other	9,225	(170)	35,135	(9,786)	25,179	34,404	(106.1)%	272.9%
	$1,638,707	$(6,091)	$54,620	$(91,650)	$(43,121)	$1,595,586	(5.6)%	(2.6)%

(1) See Non-GAAP Financial Measures section above for the definition of Adjusted EBITDA, Other items, net and Pro Forma Adjusted EBITDA.

Note: The Company made changes to its internal management and reporting structure in the first quarter of 2023, resulting in an update to our reportable segments (Networks). The change in reportable segments was that Mono, previously in the Integrated Agencies Network, is now within Allison & Partners in the Communications Network, and Storyline (a Brand specializing in research and survey generation), previously in the Communications Network, is now within Constellation in the Integrated Agencies Network. Periods presented prior to the first quarter of 2023 have been recast to reflect the reclassification of certain reporting units (Brands) between operating segments.

SCHEDULE 3
STAGWELL INC.
UNAUDITED SEGMENT OPERATING RESULTS
(amounts in thousands)

For the Three Months Ended September 30, 2023

	Integrated Agencies Network	Brand Performance Network	Communications Network	All Other	Corporate	Total
Net Revenue	$297,068	$162,428	$62,416	$12,952	$—	$534,864
Billable costs	51,713	10,933	20,089	(26)	—	82,709
Revenue	348,781	173,361	82,505	12,926	—	617,573

Billable costs	51,713	10,933	20,089	(26)	—	82,709
Staff costs	177,173	103,349	37,412	10,391	10,589	338,914
Administrative costs	28,610	22,953	7,626	1,849	1,301	62,339
Unbillable and other costs, net	14,108	12,933	84	4,717	—	31,842
Adjusted EBITDA (1)	77,177	23,193	17,294	(4,005)	(11,890)	101,769

Stock-based compensation	6,706	1,744	1,252	268	2,095	12,065
Depreciation and amortization	22,559	9,229	2,784	2,138	2,120	38,830
Deferred acquisition consideration	1,018	2,130	3,757	(504)	—	6,401
Other items, net (1)	5,428	3,956	244	292	811	10,731
Operating income (loss)	$41,466	$6,134	$9,257	$(6,199)	$(16,916)	$33,742

(1) See Non-GAAP Financial Measures section above for the definition of Adjusted EBITDA, Other items, net and Pro Forma Adjusted EBITDA.

Note: The Company made changes to its internal management and reporting structure in the first quarter of 2023, resulting in an update to our reportable segments (Networks). The change in reportable segments was that Mono, previously in the Integrated Agencies Network, is now within Allison & Partners in the Communications Network, and Storyline (a Brand specializing in research and survey generation), previously in the Communications Network, is now within Constellation in the Integrated Agencies Network. Periods presented prior to the first quarter of 2023 have been recast to reflect the reclassification of certain reporting units (Brands) between operating segments.

SCHEDULE 4
STAGWELL INC.
UNAUDITED SEGMENT OPERATING RESULTS
(amounts in thousands)

For the Nine Months Ended September 30, 2023

	Integrated Agencies Network	Brand Performance Network	Communications Network	All Other	Corporate	Total
Net Revenue	$893,127	$491,023	$177,032	$34,404	$—	$1,595,586
Billable costs	139,787	83,706	53,229	(26)	—	276,696
Revenue	1,032,914	574,729	230,261	34,378	—	1,872,282

Billable costs	139,787	83,706	53,229	(26)	—	276,696
Staff costs	548,012	313,813	115,846	31,124	25,850	1,034,645
Administrative costs	86,200	70,963	25,096	1,244	13,343	196,846
Unbillable and other costs, net	47,538	38,860	336	12,202	—	98,936
Adjusted EBITDA (1)	211,377	67,387	35,754	(10,166)	(39,193)	265,159

Stock-based compensation	15,945	3,365	2,177	427	12,701	34,615
Depreciation and amortization	61,416	26,021	8,216	6,152	5,990	107,795
Deferred acquisition consideration	8,118	1,112	3,403	(1,752)	—	10,881
Impairment and other losses	9,175	1,387	—	—	—	10,562
Other items, net (1)	13,078	9,237	1,337	1,079	5,338	30,069
Operating income (loss)	$103,645	$26,265	$20,621	$(16,072)	$(63,222)	$71,237

(1) See Non-GAAP Financial Measures section above for the definition of Adjusted EBITDA and Other items, net.

Note: The Company made changes to its internal management and reporting structure in the first quarter of 2023, resulting in an update to our reportable segments (Networks). The change in reportable segments was that Mono, previously in the Integrated Agencies Network, is now within Allison & Partners in the Communications Network, and Storyline (a Brand specializing in research and survey generation), previously in the Communications Network, is now within Constellation in the Integrated Agencies Network. Periods presented prior to the first quarter of 2023 have been recast to reflect the reclassification of certain reporting units (Brands) between operating segments.

SCHEDULE 5
STAGWELL INC.
UNAUDITED SEGMENT OPERATING RESULTS
(amounts in thousands)

For the Three Months Ended September 30, 2022

	Integrated Agencies Network	Brand Performance Network	Communications Network	All Other	Corporate	Total
Net Revenue	$311,926	$160,473	$79,919	$3,436	$—	$555,754
Billable costs	54,511	10,990	42,536	—	—	108,037
Revenue	366,437	171,463	122,455	3,436	—	663,791

Billable costs	54,511	10,990	42,536	—	—	108,037
Staff costs	190,975	100,062	45,030	2,735	10,325	349,127
Administrative costs	27,343	23,661	9,332	1,045	219	61,600
Unbillable and other costs, net	17,410	12,438	68	19	—	29,935
Adjusted EBITDA (1)	76,198	24,312	25,489	(363)	(10,544)	115,092

Stock-based compensation	5,308	2,923	671	7	3,349	12,258
Depreciation and amortization	18,286	8,205	2,683	1,207	1,826	32,207
Deferred acquisition consideration	841	1,444	(32,074)	—	—	(29,789)
Impairment and other losses	1,735	7,494	—	15,982	—	25,211
Other items, net (1)	1,081	1,166	420	(1)	2,486	5,152
Operating income (loss)	$48,947	$3,080	$53,789	$(17,558)	$(18,205)	$70,053

(1) See Non-GAAP Financial Measures section above for the definition of Adjusted EBITDA, Other items, net and Pro Forma Adjusted EBITDA.

Note: The Company made changes to its internal management and reporting structure in the first quarter of 2023, resulting in an update to our reportable segments (Networks). The change in reportable segments was that Mono, previously in the Integrated Agencies Network, is now within Allison & Partners in the Communications Network, and Storyline (a Brand specializing in research and survey generation), previously in the Communications Network, is now within Constellation in the Integrated Agencies Network. Periods presented prior to the first quarter of 2023 have been recast to reflect the reclassification of certain reporting units (Brands) between operating segments.

SCHEDULE 6
STAGWELL INC.
UNAUDITED SEGMENT OPERATING RESULTS
(amounts in thousands)

For the Nine Months Ended September 30, 2022

	Integrated Agencies Network	Brand Performance Network	Communications Network	All Other	Corporate	Total
Net Revenue	$929,033	$487,829	$212,620	$9,225	$—	$1,638,707
Billable costs	163,331	75,717	101,852	—	—	340,900
Revenue	1,092,364	563,546	314,472	9,225	—	1,979,607

Billable costs	163,331	75,717	101,852	—	—	340,900
Staff costs	575,959	297,243	128,784	7,919	30,212	1,040,117
Administrative costs	86,002	65,830	24,475	2,249	4,803	183,359
Unbillable and other costs, net	51,610	35,497	272	29	—	87,408
Adjusted EBITDA (1)	215,462	89,259	59,089	(972)	(35,015)	327,823

Stock-based compensation	15,044	9,152	1,077	15	8,122	33,410
Depreciation and amortization	55,136	25,044	7,787	2,458	5,217	95,642
Deferred acquisition consideration	5,697	7,349	(27,466)	—	—	(14,420)
Impairment and other losses	2,519	8,051	—	17,464	—	28,034
Other items, net (1)	2,575	3,676	557	21	5,283	12,112
Operating income (loss)	$134,491	$35,987	$77,134	$(20,930)	$(53,637)	$173,045

(1) See Non-GAAP Financial Measures section above for the definition of Adjusted EBITDA and Other items, net.

Note: The Company made changes to its internal management and reporting structure in the first quarter of 2023, resulting in an update to our reportable segments (Networks). The change in reportable segments was that Mono, previously in the Integrated Agencies Network, is now within Allison & Partners in the Communications Network, and Storyline (a Brand specializing in research and survey generation), previously in the Communications Network, is now within Constellation in the Integrated Agencies Network. Periods presented prior to the first quarter of 2023 have been recast to reflect the reclassification of certain reporting units (Brands) between operating segments.

SCHEDULE 7
STAGWELL INC.
UNAUDITED RECONCILIATION OF ADJUSTED DILUTED EARNINGS PER SHARE (NON-GAAP MEASURE)
(amounts in thousands, except per share amounts)

For the Three Months Ended September 30, 2023

	GAAP	Adjustments	Non-GAAP
Net income attributable to Stagwell Inc. common shareholders	$653	$20,844	$21,497
Net income attributable to Class C shareholders	33	26,530	26,563
Net income attributable to Stagwell Inc. and Class C and adjusted net income	$686	$47,374	$48,060

Weighted average number of common shares outstanding	113,357	5,663	119,020
Weighted average number of common Class C shares outstanding	151,649	—	151,649
Weighted average number of shares outstanding	265,006	5,663	270,669

Dilutive EPS and Adjusted Diluted EPS	$0.00		$0.18

Adjustments to Net income(1)
Amortization		$31,182
Impairment and other losses		—
Stock-based compensation		12,065
Deferred acquisition consideration		6,401
Other items, net		10,731
		$60,379
Adjusted tax expense		(13,005)
		$47,374

(1) Adjusted Diluted EPS is defined within the Non-GAAP Financial Measures section of the Executive Summary.

SCHEDULE 8
STAGWELL INC.
UNAUDITED RECONCILIATION OF ADJUSTED DILUTED EARNINGS PER SHARE (NON-GAAP MEASURE)
(amounts in thousands, except per share amounts)

For the Nine Months Ended September 30, 2023

	GAAP	Adjustments	Non-GAAP
Net income (loss) attributable to Stagwell Inc. common shareholders	$(3,597)	$61,195	$57,598
Net income attributable to Class C shareholders	—	70,200	70,200
Net income (loss) attributable to Stagwell Inc. and Class C and adjusted net income	(3,597)	131,395	127,798

Weighted average number of common shares outstanding	118,772	10,736	129,508
Weighted average number of common Class C shares outstanding	—	156,092	156,092
Weighted average number of shares outstanding	118,772	166,828	285,600

Diluted EPS and Adjusted Diluted EPS	$(0.03)		$0.45

Adjustments to Net Income (loss)(1)
Amortization		$86,605
Impairment and other losses		10,562
Stock-based compensation		34,615
Deferred acquisition consideration		10,881
Other items, net		30,069
		172,732
Adjusted tax expense		(33,653)
		139,079
Net loss attributable to Class C shareholders		(7,684)
		$131,395

Allocation of adjustments to net income (loss)
Net income attributable to Stagwell Inc. common shareholders		$61,195

Net income attributable to Class C shareholders		77,884
Net loss attributable to Class C shareholders		(7,684)
		70,200
		$131,395

(1) Adjusted Diluted EPS is defined within the Non-GAAP Financial Measures section of the Executive Summary.

SCHEDULE 9
STAGWELL INC.
UNAUDITED RECONCILIATION OF ADJUSTED DILUTED EARNINGS PER SHARE (NON-GAAP MEASURE)
(amounts in thousands, except per share amounts)

For the Three Months Ended September 30, 2022

	GAAP	Adjustments	Non-GAAP
Net income attributable to Stagwell Inc. common shareholders	$10,609	$16,863	$27,472

Weighted average number of common shares outstanding	130,498	—	130,498

Diluted EPS and Adjusted Diluted EPS	$0.08		$0.21

Adjustments to Net income (1)
Amortization		$25,808
Impairment and other losses		25,211
Stock-based compensation		12,258
Deferred acquisition consideration		(29,789)
Other items, net		5,152
		38,640
Adjusted tax expense		(420)
		$38,220

Less: Net income attributable to Class C shareholders		(21,357)
Net income attributable to Stagwell Inc. common shareholders		$16,863

(1) Adjusted Diluted EPS is defined within the Non-GAAP Financial Measures section of the Executive Summary.

SCHEDULE 10
STAGWELL INC.
UNAUDITED RECONCILIATION OF ADJUSTED DILUTED EARNINGS PER SHARE (NON-GAAP MEASURE)
(amounts in thousands, except per share amounts)

For the Nine Months Ended September 30, 2022

	GAAP	Adjustments	Non-GAAP
Net income attributable to Stagwell Inc. common shareholders	$33,747	$52,699	$86,446

Weighted average number of common shares outstanding	131,550	—	131,550

Diluted EPS and Adjusted Diluted EPS	$0.26		$0.66

Adjustments to Net income(1)
Amortization		$75,877
Impairment and other losses		28,034
Stock-based compensation		33,410
Deferred acquisition consideration		(14,420)
Other items, net		12,112
		135,013
Adjusted tax expense		(15,569)
		$119,444

Less: Net income to attributable to Class C shareholders		(66,745)
Net income attributable to Stagwell Inc. common shareholders		$52,699

(1) Adjusted Diluted EPS is defined within the Non-GAAP Financial Measures section of the Executive Summary.

SCHEDULE 11
STAGWELL INC.
UNAUDITED CONSOLIDATED BALANCE SHEETS
(amounts in thousands)

	September 30, 2023	December 31, 2022

ASSETS
Current Assets
Cash and cash equivalents	$98,705	$220,589
Accounts receivable, net	670,090	645,846
Expenditures billable to clients	128,903	93,077
Other current assets	104,082	71,443
Total Current Assets	1,001,780	1,030,955
Fixed assets, net	81,373	98,878
Right-of-use assets - operating leases	245,187	273,567
Goodwill	1,572,489	1,566,956
Other intangible assets, net	844,004	907,529
Other assets	125,376	115,447
Total Assets	$3,870,209	$3,993,332
LIABILITIES, REDEEMABLE NONCONTROLLING INTEREST, AND SHAREHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$306,956	$357,253
Accrued media	183,510	240,506
Accruals and other liabilities	205,861	248,477
Advance billings	335,600	337,034
Current portion of lease liabilities - operating leases	67,976	76,349
Current portion of deferred acquisition consideration	104,294	90,183
Total Current Liabilities	1,204,197	1,349,802
Long-term debt	1,498,129	1,184,707
Long-term portion of deferred acquisition consideration	29,443	71,140
Long-term lease liabilities - operating leases	271,285	294,049
Deferred tax liabilities, net	47,717	40,109
Other liabilities	55,099	69,780
Total Liabilities	3,105,870	3,009,587
Redeemable Noncontrolling Interests	10,085	39,111
Commitments, Contingencies and Guarantees
Shareholders' Equity
Common shares - Class A & B	116	132
Common shares - Class C	2	2
Paid-in capital	324,926	491,899
Retained earnings	24,586	29,445
Accumulated other comprehensive loss	(18,813)	(38,941)
Stagwell Inc. Shareholders' Equity	330,817	482,537
Noncontrolling interests	423,437	462,097
Total Shareholders' Equity	754,254	944,634
Total Liabilities, Redeemable Noncontrolling Interests and Shareholders' Equity	$3,870,209	$3,993,332

SCHEDULE 12
STAGWELL INC.
UNAUDITED SUMMARY CASH FLOW DATA
(amounts in thousands)

	Nine Months Ended September 30,
	2023	2022
Cash flows from operating activities:
Net income	$(12,145)	$93,415
Adjustments to reconcile net income to cash (used in) provided by operating activities:
Stock-based compensation	34,615	33,410
Depreciation and amortization	107,795	95,642
Impairment and other losses	10,562	28,034
Deferred income taxes	(1,112)	(1,557)
Adjustment to deferred acquisition consideration	10,881	(14,420)
Other, net	(4,292)	1,679
Changes in working capital:
Accounts receivable	(25,405)	(34,637)
Expenditures billable to clients	(36,217)	5,525
Other assets	6,539	4,100
Accounts payable	(58,716)	34,630
Accrued expenses and other liabilities	(149,267)	(138,947)
Advance billings	(1,759)	(23,017)
Deferred acquisition related payments	(9,021)	(10,776)
Net cash (used in) provided by operating activities	(127,542)	73,081
Cash flows from investing activities:
Capital expenditures	(12,205)	(16,103)
Acquisitions, net of cash acquired	(6,678)	(37,461)
Capitalized software	(19,026)	(9,392)
Other	(6,939)	(1,328)
Net cash used in investing activities	(44,848)	(64,284)
Cash flows from financing activities:
Repayment of borrowings under revolving credit facility	(1,250,500)	(855,000)
Proceeds from borrowings under revolving credit facility	1,562,500	989,500
Shares repurchased and cancelled	(203,958)	(43,637)
Distributions to noncontrolling interests	(24,538)	(38,486)
Payment of deferred consideration	(31,666)	(61,089)
Purchase of noncontrolling interest	—	(3,600)
Debt issuance costs	(150)	—
Repurchase of Common Stock	—
Net cash provided by (used in) financing activities	51,688	(12,312)
Effect of exchange rate changes on cash and cash equivalents	(1,182)	(15,243)
Net decrease in cash and cash equivalents	(121,884)	(18,758)
Cash and cash equivalents at beginning of period	220,589	184,009
Cash and cash equivalents at end of period	$98,705	$165,251